               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Accounting and Actuarial Experts" in the Variable Estate Protection Edge Prospectus and "Other Service Providers and Experts" in the Statement of Additional Information and to the use of our reports dated February 6, 2004, with respect to the financial statements of John Hancock Variable Life Account S, and dated March 19, 2004, with respect to the financial statements of John Hancock Variable Life Insurance Company, included in this Post-Effective Amendment No. 7 to the Registration Statement (Form N-6, No. 333-55172).

                                                        /s/ ERNST & YOUNG LLP

Boston, Massachusetts
April 23, 2004

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Accounting and Actuarial Experts" in the Variable Estate Protection Edge Profunds Prospectus and "Other Service Providers and Experts" in the Statement of Additional Information and to the use of our reports dated February 6, 2004, with respect to the financial statements of John Hancock Variable Life Account S, and dated March 19, 2004, with respect to the financial statements of John Hancock Variable Life Insurance Company, included in this Post-Effective Amendment No. 7 to the Registration Statement (Form N-6, No. 333-55172).

                                                        /s/ ERNST & YOUNG LLP

Boston, Massachusetts
April 23, 2004